As filed with the Securities and Exchange Commission on October 12, 2011

Registration No. 333-148049

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

ASPECT GLOBAL DIVERSIFIED FUND LP
(Exact name of registrant as specified in its charter)
Delaware	6799	72-3236572
(State of Organization)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification Number)
Seneca Global Fund, L.P.
c/o Steben & Company, Inc.
2099 Gaither Road
Suite 200
Rockville, Maryland 20850
(240) 631-7600
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices
Kenneth E. Steben
c/o Steben & Company, Inc.
2099 Gaither Road
Suite 200
Rockville, Maryland 20850
(240) 631-7600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_________________________
Copies of communications to:

John Grady c/o Steben & Company, Inc. 2099 Gaither Road Suite 200 Rockville, Maryland 20850 (240) 631-7600	James B. Biery Sidley Austin llp 1 South Dearborn Chicago, IL 60603 (312) 853-7557
________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒
_________________________

SENECA GLOBAL FUND, L.P.

The sole purpose of this Post-Effective Amendment is to deregister $766,266 of Series A Units, $386,478 of Series B Units and $40,072 of Series I Units in Seneca Global Fund, L.P. which remained unsold upon the termination of the offering of such Units pursuant to this Registration No. 333-148049.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rockville, state of Maryland, on the 11th day of October, 2011.

Seneca Global Fund, L.P. By: Steben & Company, Inc. its General Partner By: /s/ Kenneth E. Steben Name: Kenneth Steben Title: Director and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 on Registration Statement on Form S-1 has been signed by the following persons on behalf of the General Partner of the Registrant in the capacities and on the date indicated.

Steben & Company, Inc., General Partner of the Registrant
/s/ Kenneth E. Steben Name: Kenneth E. Steben	Director and President (Principal Executive Officer)	October 11, 2011

/s/ John Grady Name: John Grady	Director, Chief Operating Officer and General Counsel	October 11, 2011

/s/ Michael D. Bulley Name: Michael D. Bulley	Director and Senior Vice President, Research & Risk Management	October 11, 2011

/s/ Carl A. Serger Name: Carl A. Serger	Director, Chief Financial Officer (Principal Financial and Accounting Officer)	October 11, 2011

(Being principal executive officer, the principal financial and accounting officer and all of the members of the Board of Directors of Steben & Company, Inc.)

Steben & Company, Inc.

/s/ Kenneth E. Steben Name: Kenneth E. Steben	President	October 11, 2011